EX 99.28(d)(2)(xii)

Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain funds of JNL Variable Fund LLC (“Fund”), as listed on Schedule A to the Agreement.

Whereas, the following fund name change has been approved by the Board of Managers of the Fund:

Fund Name Change:

JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

Whereas, pursuant to the approval of the fund name change, as outlined above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to:

-	change the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 25, 2016, attached hereto.

3.	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed, effective as of April 25, 2016.

Jackson National Asset Management, LLC	Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Rose Huening-Clark

Name:	Mark D. Nerud	Name:	Rose Huening-Clark

Title:	President and CEO	Title:	Managing Director

Schedule A
Dated April 25, 2016

Funds
JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 100 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated April 25, 2016
(Compensation)

JNL/Mellon Capital Dow Index Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Global 30 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Nasdaq® 100 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital S&P® 24 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital S&P® SMid 60 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital JNL 5 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 million to $750 million	0.03%
Amounts over $750 million	0.015%

JNL/Mellon Capital Communications Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Consumer Brands Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Financial Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Healthcare Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Oil & Gas Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%

JNL/Mellon Capital Technology Sector Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.05%
$100 million to $750 million	0.03%
$750 million to $2 billion	0.015%
Amounts over $2 billion	0.01%